UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): May 19, 2022

The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Hwy 98 West, Hattiesburg, MS		39402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	FBMS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07              Submission of Matters to a Vote of Security Holders. On May 19, 2022, The First Bancshares, Inc. (the “Company”) held its 2022 annual meeting of shareholders (the “Meeting”). Three proposals were voted on at the Meeting. As of the record date, there were 20,484,762 shares entitled to vote, of which 16,588,777 shares, or 80.98%, were voted by proxy at the Meeting. The matters voted on at the Meeting and final voting results are summarized below.

Proposal 1 - A Company proposal to elect three Class III directors to serve a three-year term expiring at the 2025 annual meeting of shareholders, or until their successors are elected and qualified:

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes
David W. Bomboy, M.D.	12,635,456	996,930	2,956,391
M. Ray (Hoppy) Cole, Jr.	13,238,545	393,841	2,956,391
E. Ricky Gibson	9,801,176	3,831,210	2,956,391

Each of the three director nominees was elected for a three-year term.

Proposal 2 – A Company proposal to approve, on an advisory basis, the 2021 compensation of its named executive officers:

Votes For	Votes Against	Abstained	Broker Non-Votes
13,043,275	486,096	103,015	2,956,391

The 2021 compensation of the Company’s named executive officers was approved on an advisory basis.

Proposal 3 - A Company proposal to ratify the appointment of BKD LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020:

Votes For	Votes Against	Abstained	Broker Non-Votes
16,238,846	3,343	346,588	0

The appointment of BKD LLP as the Company's independent registered public accounting firm was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.

Date: May 23, 2022

/s/ Donna T. (Dee Dee) Lowery
Donna T. (Dee Dee) Lowery
Executive Vice President and Chief Financial Officer